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                                                                   EXHIBIT 4.119

Prepared by and mail to:

                                                                  CONFORMED COPY

Clifford Chance US LLP
200 Park Avenue
New York, New York 10166
Attn: Dawn E. Goldberg, Esq.

                                                            DALLAS COUNTY, TEXAS

                      DEED OF TRUST, ASSIGNMENT OF LEASES,
           SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING

                  THIS DEED OF TRUST (this "Instrument") entered into as of the 15th day of May, 2003 but effective as of the 19th day of May, 2003 by MARCONI COMMUNICATIONS, INC., a Delaware corporation ("Trustor"), having an address at c/o Marconi Corporation plc, One Bruton Street, London W1J 6AQ United Kingdom, to WARD WILLIFORD ("Trustee"), having an address at 1909 Woodall Rodgers Freeway, Suite 410, Dallas County, Texas 75201, for the use and benefit of THE LAW DEBENTURE TRUST CORPORATION p.l.c., a public limited company organized under the laws of England and Wales, as Security Trustee for the Secured Creditors (as defined in the Intercreditor Agreement) (together with any co-trustee, co-agent or other entity that may be appointed after the date hereof pursuant to clause 16 of the Intercreditor Agreement (as defined below)) ("Beneficiary") under the Security Trust and Intercreditor Deed dated the date hereof and made among Marconi Corporation plc as Issuer; Beneficiary; the persons listed in Schedule 1 thereto as Guarantors; Law Debenture Trust Company of New York as Senior Note Trustee; JPMorgan Chase Bank as Junior Note Trustee; HSBC Bank plc as New Bonding Facility Agent; The Bank of New York as Depositary, Paying Agent and Registrar; the persons listed in Part A Schedule 2 thereto as Intra-Group Creditors; the persons listed in Part B Schedule 2 thereto as Intra-Group Borrowers and the persons listed in Schedule 3 thereto as New Bonding Facility Banks (as amended, modified or supplemented from time to time, the "Intercreditor Agreement"), having an address at Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

                              W I T N E S S E T H:

                  WHEREAS, Trustor is a United States wholly-owned subsidiary of Marconi Corporation, plc (the "Issuer"), which is the Issuer under the Indentures, the Notes and the New Bonding Facility Agreement;

                  WHEREAS, as of the date hereof and in favor of Beneficiary, Trustor has entered into a Guarantee of the Senior Notes and Senior Note Indenture, a Guarantee of the Junior Notes and the Junior Note Indenture and a Composite Guarantee of certain other obligations under the Relevant Documents, including the New Bonding Facility Agreement (collectively, the "Guarantees"), pursuant to which Trustor has agreed to guarantee the "Guaranteed Obligations" (as such term is defined in each of the Guarantees) and has agreed to secure the Guaranteed Obligations and other obligations;

                  WHEREAS, Trustor has received substantial benefit from the Secured Obligations (as defined below) secured hereby, which consist of, among other things, term notes and a revolving bonding

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facility, made in the aggregate principal amount of up to One Billion Two
Hundred Eighty-Four Million Nine Hundred Twenty-Five Thousand and No/100 Dollars (U.S. $1,284,925,000.00) with a maturity date of October 31, 2008; and

                  WHEREAS, Beneficiary and the Secured Creditors have required that Trustor execute and deliver this Instrument (i) in order to secure the prompt and complete payment, observance and performance of all of the Secured Obligations (as defined below) and (ii) as a condition precedent to Beneficiary and the Secured Creditors entering into the Relevant Documents.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                 GRANTING CLAUSE

                  To secure the payment and the performance and discharge of the Secured Obligations (as hereinafter defined), and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Trustor has GRANTED, BARGAINED, SOLD, WARRANTED, MORTGAGED, ASSIGNED, TRANSFERRED and CONVEYED, and by these presents does GRANT, BARGAIN, SELL, WARRANT, MORTGAGE, ASSIGN, TRANSFER and CONVEY unto Trustee, in trust for the use and benefit of Beneficiary, with power of sale and right of entry and possession, all of Trustor's present and future estate, right, title and interest in and to the Mortgaged Property (as hereinafter defined) now owned, or hereafter acquired by Trustor, including the following described real estate in Dallas County, Texas (the "State"):

                  See Exhibit A attached hereto and by this reference made a part hereof which real estate (the "Land"), together with all right, title and interest, if any, which Trustor may now have or hereafter acquire in and to all improvements, buildings and structures thereon of every nature whatsoever, is herein called the "Premises."

                  TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Trustor may now have or hereafter acquire in and to (a) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, air rights, development rights, water courses, water rights and powers, and public places adjoining said Land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto and (b) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to, or of any rights and interests described in subparagraph (a) above and this subparagraph (b) (hereinafter collectively called the "Property Rights").

                  TOGETHER WITH all additional lands, estates and development rights hereafter acquired by Trustor for use in connection with and the development of the Land, the Premises or the Property Rights and all additional lands and estates therein which may, from time to time, by supplemental deed of trust or otherwise, be expressly made subject to the lien of this Instrument.

                  TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest which Trustor may now or hereafter acquire in and to fixtures and appurtenances of every nature whatsoever now or hereafter located in, on or attached to, and used or intended to be used in

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connection with, or with the operation of, the Premises, including, but not limited to, (a) all apparatus, machinery, and equipment of Trustor; (b) all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to or of any of the foregoing (the items described in the foregoing
(a) and (b) being the "Fixtures"); and (c) all personal property and equipment of every nature whatsoever now or hereafter located in or on the Premises, including, but not limited to, (i) all screens, window shades, blinds, wainscoting, storm doors and windows, floor coverings, and awnings of Trustor;
(ii) all apparatus, machinery, equipment and appliances of Trustor not included as Fixtures; (iii) all items of furniture, furnishings, and personal property of Trustor; and (iv) all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to or of any of the foregoing
(i)-(iii) (the items described in the foregoing (i)-(iv) and any other personal property referred to in this paragraph being the "Personal Property") and in and to the proceeds of the Personal Property. It is mutually agreed, intended and declared that the Premises and all of the Property Rights and Fixtures owned by Trustor (referred to collectively herein as the "Real Property") shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Instrument to be real estate and covered by this Instrument. It is also agreed that if any of the property herein conveyed is of a nature so that a security interest therein can be perfected under Article 9 of the Uniform Commercial Code as enacted by the State ("UCC"), this Instrument shall constitute a security agreement, fixture filing and financing statement, and Trustor agrees to execute, deliver and file or refile any financing statement, continuation statement, or other instruments Beneficiary may require from time to time to perfect or renew such security interest under the UCC. To the extent permitted by law, (x) all of the Fixtures are or are to become fixtures on the Land; and (y) this Instrument shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Mortgaged Property and is to be filed for record in the real estate records in the Office of the County Clerk where the Mortgaged Property (including said Fixtures) is situated, in accordance with Section 9.502 and other applicable provisions of the Texas Business and Commercial Code, as amended from time to time. This Instrument shall also be effective as a financing statement covering minerals or the like (including oil and gas) and accounts subject to Subsection (e) of
Section 9.103 of the Texas Business and Commerce Code, as amended, and is to be filed for record in the real estate records of the county where the Mortgaged Property is situated. The mailing address of Trustor and the address of Beneficiary from which information concerning the security interest may be obtained are set forth above. Subject to the terms and conditions of the Intercreditor Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein or by general law, or, as to that part of the security in which a security interest may be perfected under the UCC, by the specific statutory consequences now or hereafter enacted and specified in the UCC, all at Beneficiary's sole election.

                  TOGETHER WITH all the estate, right, title and interest of Trustor, in and to all (i) judgments, insurance proceeds, unearned premiums, awards of damages and settlements, and any interest thereon, resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, the Personal Property or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the Real Property, the Personal Property or any part thereof; and (subject to the terms of the Intercreditor Agreement) Beneficiary is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor, and to apply the same as provided in the Intercreditor Agreement; (ii) contract rights, general intangibles, actions and rights in action, relating to the Real Property or the Personal Property, including, without limitation, all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property or the Personal Property; and (iii) proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property or the Personal Property. (The rights and interests described in this paragraph shall hereinafter be collectively called the "Intangibles.")

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                  TOGETHER WITH all the rents, issues and profits of the Real
Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, including all rents, revenues, bonus money, royalties, rights and benefits accruing to Trustor under all present and future oil, gas and mineral leases located on any portion of the Mortgaged Property, payable or accruing (including all deposits of money as advance rent, for security or as earnest money or as downpayment for the purchase of all or any part of the Real Property or the Personal Property) (the "Rents") under any and all Leases (as defined below).

                  As additional security for the Secured Obligations, Trustor does hereby pledge and assign to Beneficiary from and after the date hereof (including any period of redemption), primarily and on a parity with said real estate, and not secondarily, any and all present and future leases, contracts or other agreements relating to the ownership of the Real Property or the Personal Property or to the occupancy of all or any portion of the Real Property and, except to the extent such a transfer or assignment is not permitted by the terms thereof (and a consent to the transfer or assignment has not been obtained), does hereby transfer and assign to Beneficiary all such leases, contracts and agreements (including all Trustor's rights (x) under any contracts for the sale of any portion of the Mortgaged Property (as hereinafter defined) and (y) to all revenues and royalties under any oil, gas and mineral leases relating to the Real Property) (the "Leases"). Trustor further agrees to execute and deliver such assignments of leases or assignments of land sale contracts as Beneficiary may from time to time request solely for the purpose of creating, protecting, perfecting or maintaining an enforceable lien thereon and an enforceable and valid assignment of Leases. Upon the occurrence of a Trigger Event, (i) Trustor agrees, upon demand, to deliver to Beneficiary all of the Leases with such additional assignments thereof as Beneficiary may request and agrees that Beneficiary may assume the management of the Real Property, including taking control of the Leases (provided that such assumption of management shall be done solely to the extent necessary to collect the Rents in the event of a Material Default), and (ii) Trustor hereby authorizes and directs all tenants, purchasers or other persons occupying or otherwise acquiring any interest in any part of the Real Property to pay the Rents due under the Leases to Beneficiary upon request of Beneficiary. Trustor hereby appoints Beneficiary as its true and lawful attorney-in-fact to manage said property and to control the Leases, with full power to bring suit for collection of the Rents and possession of the Real Property (provided that such possession shall be taken solely to the extent necessary to collect such Rents in the event of a Material Default), giving and granting unto said Beneficiary and unto its agent or attorney full power coupled with an interest and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in the protection of the security hereby conveyed; provided, however, that (i) this power of attorney and assignment of Leases shall not be construed as an obligation upon said Beneficiary to make or cause to be made any repairs that may be needful or necessary, and (ii) Beneficiary agrees that so long as no Trigger Event shall have occurred, Beneficiary shall permit Trustor to perform the aforementioned management responsibilities. Upon Beneficiary's receipt of the Rents, at Beneficiary's option, it may: (i) pay charges for collection hereunder, costs of necessary repairs and other costs requisite and necessary during the continuance of this power of attorney and assignment of Rents, (ii) pay general and special taxes, insurance premiums, and, thereafter, (iii) distribute the balance of the Rents pursuant to the provisions of the Intercreditor Agreement. This power of attorney and assignment of Leases shall be irrevocable until this Instrument shall have been satisfied and released of record and the releasing or reconveyance of this Instrument shall act as a revocation of this power of attorney and assignment of Leases. Subject to Beneficiary's grant to Trustor of the collection and use of the Rents set forth above, Beneficiary shall have and hereby expressly reserves the right and privilege (but assumes no obligation) to demand, collect, sue for, receive and recover the Rents, or any part thereof, now existing or hereafter made, and apply the same in accordance with the provisions of the Intercreditor Agreement. Notwithstanding anything to the contrary herein, this power of attorney and assignment of Leases shall be subject and subordinate to Beneficiary's rights set forth in that certain Assignment of Rents dated of even date herewith, and if there is any conflict between

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the terms of this Instrument and the terms of such Assignment of Rents the terms of such Assignment of Rents shall control. For purposes of this Instrument, a "Trigger Event" shall mean (i) an Enforcement Event or (ii) a "Material Default" which for purposes of this Instrument shall mean any event that is (A) an Insolvency Event which is also an Event of Default or (B) any Event of Default that the Instructing Trustee notifies and instructs Beneficiary to act in response to pursuant to the Intercreditor Agreement. Notwithstanding anything herein, upon an Enforcement Event, Beneficiary shall have the absolute right and option to exercise any and all rights and remedies provided for in this Instrument and available at law or in equity.

                  All of the property described above, and each item of property herein described, and all other rights of Trustor in and to such items of property, not limited to, but including, the Land, the Premises, the Property Rights, the Fixtures, the Real Property, the Personal Property, the Intangibles, the Rents and the Leases, is herein collectively referred to as the "Mortgaged Property". As used herein, "Secured Obligations" means all present and future indebtedness, liabilities and obligations (for the avoidance of doubt, including any liabilities and obligations that have been cash-collateralized by Trustor), at any time of Trustor under the Relevant Documents (including this Instrument), including any liability in respect of any further advances, if any, made under the Relevant Documents, both actual and contingent (and whether incurred solely or jointly or in any other capacity) together with any of the following matters relating to or arising in respect of those liabilities and obligations: (1) any refinancing, novation, deferral or extension; (2) any obligation relating to any increase in the amount of such obligations; (3) any claim for damages or restitution; and (4) any claim as a result of any recovery by Trustor of a payment or discharge, or non-allowability, on the grounds of preference; and any amounts that would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings (including interest accruing after the commencement of any insolvency or other proceedings).

                  Nothing herein contained shall be construed as constituting Beneficiary or any of its Delegates and any of the Secured Creditors a mortgagee-in-possession in the absence of the taking of actual possession of the Mortgaged Property by Beneficiary or any of its Delegates or any of the Secured Creditors. Nothing contained in this Instrument shall be construed as imposing on Beneficiary any of the obligations of the lessor under any lease of the Mortgaged Property in the absence of an explicit assumption thereof by Beneficiary. In the exercise of the powers herein granted Beneficiary, no liability shall be asserted or enforced against Beneficiary, all such liability being expressly waived and released by Trustor.

                  TO HAVE AND TO HOLD the Mortgaged Property, properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto Trustee, its successors and assigns, for the benefit of Beneficiary, its successors and assigns, forever upon the trusts, terms and conditions and for the uses and purposes herein set forth. The conveyance of the Mortgaged Property provided for herein is made upon this special trust. If the Secured Obligations are paid and performed in full and completely as and when due in accordance with their respective terms, the conveyance provided for herein shall be released upon satisfaction of the conditions set forth in Section 5.3 of the Intercreditor Agreement and shall thereafter be null and void and may be canceled of record at the request and cost of Trustor and title shall revest as provided by law. If, however, a Trigger Event shall have occurred, then Beneficiary shall be entitled to invoke the remedies in the granting clause above in connection with the assignment of Leases and Rents, and if an Enforcement Event shall have occurred, then Beneficiary shall, in addition to all other rights and remedies at law or equity provided, be entitled to invoke the remedies provided for in Section 4.02 below including without limitation the right to foreclose this Instrument by judicial proceedings or, at Beneficiary's election, the right to demand that Trustee foreclose this Instrument

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through exercise of the power of sale herein granted to Trustee, and upon such demand by Beneficiary, Trustee shall have the right and the duty to foreclose this Instrument as herein provided.

                  The following provisions shall also constitute an integral part of this Instrument:

                                    ARTICLE I

                                   [Reserved]

                                   ARTICLE II

                              COVENANTS OF TRUSTOR

         Section 2.01.     [Reserved]

         Section 2.02. Leases Affecting the Real Property. All future lessees under any Lease of the Real Property, or any part thereof, made after the date of recording of this Instrument shall, at Beneficiary's option and without any further documentation, attorn to Beneficiary as lessor if for any reason Beneficiary becomes lessor thereunder, and, thereafter, upon demand, to pay Rent to Beneficiary, and Beneficiary shall not be responsible under such Lease for matters arising prior to Beneficiary becoming lessor thereunder. In respect of each Lease which may be entered into on or after the date hereof, the lien and estate, as well as the provisions, terms and conditions of each Lease shall in all respects be subordinate and junior to the lien of this Instrument.

         Section 2.03. Further Assurances. Trustor, at its sole cost and expense, shall (i) upon request of Beneficiary promptly correct any defect or error which may be discovered in this Instrument or any financing statement or other document relating hereto solely to the extent necessary to create, effectuate, complete, perfect, continue or preserve the lien of this Instrument on the Mortgaged Property, and (ii) promptly execute, acknowledge, deliver, record and re-record, register and re-register, and file and re-file this Instrument, any amendment to this Instrument and any financing statements or other documents which Beneficiary may request in writing from time to time (all in form and substance reasonably satisfactory to Beneficiary) in order (A) to create, effectuate, complete, perfect, continue or preserve the lien of this Instrument as a first priority lien on the Mortgaged Property, whether now owned or hereafter acquired, subject only to the matters set forth on Exhibit B attached hereto and made a part hereof and except for the Permitted Liens (as defined in the Indentures), or (B) to create, effectuate, complete, perfect, continue, preserve or validate any right, power or privilege granted or intended to be granted to Beneficiary hereunder or otherwise accomplish the purposes of this Instrument. To the extent permitted by law and to the extent that Trustor fails to do so as required hereunder, Trustor hereby authorizes Beneficiary to file financing statements or continuation statements covering the Mortgaged Property.

         Section 2.04. Casualty Proceeds. Trustor hereby assigns to Beneficiary, as additional security, all proceeds or awards of damage resulting from a casualty event or condemnation proceedings or the taking of or injury to the Real Property for public use. All such proceeds or awards paid to Beneficiary hereunder shall be applied in accordance with the Indentures.

         Section 2.05. Inspections. Trustor hereby authorizes Beneficiary, its agents, employees and representatives, upon reasonable prior written notice to Trustor (except in an emergency or following the occurrence of any Trigger Event, in which case notice shall not be required) to visit and inspect the

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Mortgaged Property or any portion(s) thereof, all at such reasonable times and as often as Beneficiary may reasonably request.

         Section 2.06. Indemnity. Trustor hereby indemnifies Beneficiary or any person designated by it and keep Beneficiary or such person designated by it indemnified against any and all costs, claims and liabilities which it may incur as a result of anything done by it as an attorney-in-fact for Trustor in the proper exercise of any of the powers conferred, or purported to be conferred, thereon by this Instrument unless such cost, claim or liability arises as a result of the negligence or wilful misconduct of Beneficiary or such person designated by it. For clarification purposes, the indemnity set forth in this
Section 2.06 shall apply solely in those instances where Beneficiary or a Delegate acts as an attorney-in-fact for Trustor for purposes of this Instrument.

         Section 2.07. After Acquired Property Interests. All right, title and interest of Trustor in and to all of the Mortgaged Property, hereafter acquired by Trustor ("After Acquired Property Interests"), immediately upon such acquisition, without any further mortgage, conveyance, assignment or other act by Trustor, shall become subject to the lien of this Instrument as fully and completely, and with the same effect, as though owned by Trustor on the date hereof and specifically described in the granting clauses hereof. Trustor shall execute and deliver to Beneficiary all such other deeds of trust or mortgages and other agreements as Beneficiary may require for the purpose of expressly and specifically subjecting such After Acquired Property Interests to the lien of this Instrument. Trustor hereby irrevocably authorizes and appoints Beneficiary as the agent and attorney-in-fact of Trustor to execute all such documents and instruments on behalf of Trustor, which appointment shall be irrevocable and coupled with an interest, if Trustor fails or refuses to do so within ten (10) days after written request therefor by Beneficiary.

         Section 2.08. Expenses and Costs. Trustor shall, from time to time and promptly on demand by Beneficiary reimburse to Beneficiary all costs and expenses (including legal fees) on a full indemnity basis incurred by Beneficiary and any Delegate in connection with:

         1. the execution, release and discharge of this Instrument and the security created hereby or intended to be created hereby in respect of the Mortgaged Property and the completion of the transactions and perfection of the security contemplated in this Instrument or forming part of the security created hereby or intended to be created hereby in respect of the Mortgaged Property;

         2. the actual or contemplated exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties and obligations of, Beneficiary or any Delegate, or any amendment or waiver in respect of this Instrument;

         3. the foreclosure (whether judicial or by power of sale) of any Mortgaged Property; and

         4. the preservation and/or enforcement of the security created hereby or intended to be created hereby in respect of the Mortgaged Property,

which shall carry interest from the date of such demand until so reimbursed at the rate and on the basis as mentioned in Clause 18.4 of the Intercreditor Agreement.

         Section 2.09. Taxes. Trustor shall pay, promptly on demand of Beneficiary all stamp, registration, notarial and other similar taxes or fees paid or payable by Beneficiary in connection with any action taken or contemplated by or on behalf of Beneficiary for perfecting, maintaining, enforcing, releasing, cancelling, reassigning or resolving any doubt concerning, or for any other purpose in relation

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to this Instrument, any amendment thereto, any transfer and/or assignment of the rights and/or obligations under the same or the security created hereby or intended to be created hereby in respect of the Mortgaged Property and shall, from time to time, indemnify Beneficiary promptly on demand against any liabilities, costs, claims and expenses resulting from any failure to pay by Trustor or any delay by Trustor in paying any such taxes or fees.

                                   ARTICLE III

                              BENEFICIARY'S RIGHTS

         Section 3.01. Performance of Trustor's Obligations. Trustor agrees that, upon the occurrence of an Enforcement Event, Beneficiary may, but need not, make any payment or perform any act hereinbefore required of Trustor, in any form and manner deemed expedient. By way of illustration and not in limitation of the foregoing, Beneficiary may, but need not, (i) make full or partial payments of insurance premiums which are unpaid by Trustor, coordinate liens or encumbrances, if any, (ii) purchase, discharge, compromise or settle any tax lien or any other lien, encumbrance, suit, proceeding, title or claim thereof, or (iii) redeem all or any part of the Premises from any tax or assessment. All moneys paid for any of the purposes herein authorized and all other moneys advanced by Beneficiary to protect the Mortgaged Property and the lien hereof shall be additional Secured Obligations and shall become immediately due and payable without notice and shall bear interest thereon at the rate set forth in Clause 18.4 of the Intercreditor Agreement until paid to Beneficiary in full. In making any payment hereby authorized relating to taxes, assessments or prior or coordinate liens or encumbrances, Beneficiary shall be the sole judge of the legality, validity and priority thereof and of the amount necessary to be paid in satisfaction thereof.

                                   ARTICLE IV

                                REMEDIES & RIGHTS

         Section 4.01. Remedies of Beneficiary; Power of Sale. Upon the occurrence of an Enforcement Event, Beneficiary may, without notice to or demand upon Trustor, declare this Instrument to be in default, and, in addition to all other rights and remedies at law or in equity available to Beneficiary or as otherwise provided for in the Intercreditor Agreement or the Indentures, to the extent permitted by applicable law, the following provisions shall apply:

                  (a) Upon the occurrence of an Enforcement Event, it shall thereupon be the duty of Trustee, or his successor or substitute, as hereinafter provided, to enforce this trust at the request of the Beneficiary (which request shall be presumed) and to sell the Mortgaged Property with or without first having taken possession of the same and in whole or in part, as the acting Trustee may elect (all rights to a marshalling of assets of Trustor being expressly waived hereby), in compliance with the applicable requirements, at the time of the sale, of Section 51.002 of the Texas Property Code as amended or superceded from time to time. Such sale shall be made to the highest bidder for cash at public auction at the County Courthouse of any County in which the Mortgaged Property is situated, in the area of such courthouse designated for real property foreclosure sales in accordance with applicable law (or in the absence of any such designation, in the area set forth in the notice of sale hereinafter described) on the first Tuesday of any month between the hours of 10:00 A.M. and 4:00 P.M. (commencing no earlier than such time as may be designated in the hereinafter described notice of sale), after giving notice of the time, place and terms of sale and the Mortgaged Property to be sold by (i) the acting Trustee or any person chosen by him filing a copy of the notice thereof in the office of the County Clerk of each County where the Mortgaged Property is situated and by posting or causing to be posted written or printed notice thereof

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at least twenty-one (21) days preceding the date of said sale at the County
Courthouse door of each County, and (ii) Beneficiary or any person chosen by it, at least twenty-one (21) days preceding the date of said sale, serving written notice of such proposed sale by certified mail on each debtor obligated to pay the Secured Obligations evidenced by the Notes according to the records of Beneficiary. Service of such notice to each debtor shall be completed upon deposit of the notice enclosed in a postpaid wrapper, properly addressed to each debtor at the most recent address as shown by the records of Beneficiary, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. After such sale, the acting Trustee shall make due conveyance with special warranty to the purchaser or purchasers and Trustor binds itself, its heirs, assigns, executors, administrators, successors and legal representatives to warrant and forever defend the title of such purchaser or purchasers, claiming by, through, or under grantor but not otherwise. Any abstract of title to the Mortgaged Property furnished in connection with the loan secured by this Instrument shall be delivered by Trustee and become the property of the purchaser at said sale.

                  (b) Upon the occurrence of an Enforcement Event, the Beneficiary shall have the right and option to proceed with foreclosure in satisfaction of such item or items by directing Trustee, or his successor or substitute as hereinafter provided, to proceed as if under a full foreclosure, conducting the sale as herein provided, and without declaring the whole Secured Obligations due, and provided that if sale is made because of an occurrence of an Enforcement Event as hereinabove mentioned, such sale may be made subject to the unmatured part of the Relevant Documents and the Secured Obligations secured hereby, and it is agreed that such sale, if so made, shall not in any manner affect any other obligation or obligations secured hereby, but as to such other obligations this Instrument and the liens created hereby shall remain in full force and effect just as though no sale had been made under the provisions of this Section 4.01(a). It is further agreed that several sales may be made hereunder without exhausting the right of sale for any other breach of any of the obligations secured hereby, it being the purpose to provide for a foreclosure and sale of the Mortgaged Property for any matured portion of any of the Secured Obligations secured hereby or other items provided for herein without exhausting the power to foreclose and to sell the Mortgaged Property for any other part of the Secured Obligations secured hereby whether matured at the time or subsequently maturing.

                  (c) Subject to the terms and provisions of the Intercreditor Agreement, the proceeds from any such sale shall be applied by the acting Trustee as follows:

                                    FIRST:   To the payment of all expenses of
                                             advertising, selling and conveying
                                             the Mortgaged Property, including a
                                             reasonable commission to the acting
                                             Trustee.

                                    SECOND:  To the payment to Beneficiary of
                                             all unpaid Secured Obligations,
                                             including accrued interest to the
                                             date of sale, in such priority and
                                             proportions as Beneficiary in its
                                             discretion shall deem proper.

                                    THIRD:   The balance, if any, shall be paid
                                             to Trustor.

                  (d) The acting Trustee hereunder shall have the right to sell the Mortgaged Property in whole or in part and in such parcels and order as he may determine, and the right of sale hereunder shall not be exhausted by one or more sales, but successive sales may be had until all of the Mortgaged Property have been legally sold. In the event any sale hereunder is not completed or is defective in the opinion of Beneficiary, such sale shall not exhaust the power of sale hereunder, and Beneficiary shall have the right to cause a subsequent sale or sales to be made by Trustee or any successor or substitute Trustee. Likewise, Beneficiary may become the purchaser at any such sale if it is the highest bidder, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the bid upon the amount of the Secured Obligations owing, in lieu of cash payment. The purchaser or purchasers at foreclosure shall have the right to affirm or disaffirm any Lease.

                  (e) It shall not be necessary for the acting Trustee to have constructively in his possession any part of the real or personal property covered by this Instrument, and the title and right of possession of the Mortgaged Property shall pass to the purchaser or purchasers at any sale hereunder as fully as if the same had been actually present and delivered. Likewise, on foreclosure of this Instrument whether by power of sale herein contained or otherwise, Trustor or any person claiming any part of the Mortgaged Property by, through or under Trustor, shall not be entitled to a marshalling of assets or a sale in inverse order of alienation.

                  (f) The recitals and statements of fact contained in any notice or in any conveyance to the purchaser or purchasers at any sale hereunder shall be prima facie evidence of the truth of such facts, and all prerequisites and requirements necessary to the validity of any such sale shall be presumed to have been performed.

                  (g) Any sale under the powers granted by this Instrument shall be a perpetual bar against Trustor, its heirs, successors, assigns and legal representatives.

                  (h) In the event of a foreclosure under the powers granted by this Instrument, Trustor, and all other persons in possession of any part of the Mortgaged Property shall be deemed tenants at will of the purchaser at such foreclosure sale and shall be liable for a reasonable rental for the use of the Mortgaged Property; and if any such tenants refuse to surrender possession of the Mortgaged Property upon demand, the purchaser shall be entitled to institute and maintain the statutory action of forcible entry and detainer and procure a writ of possession thereunder, and Trustor expressly waives all damages sustained by reason thereof.

                  (i) To the extent Section 51.003 of the Texas Property Code, or any amendment thereto or judicial interpretation thereof, requires that the "fair market value" of the Mortgaged Property shall be determined as of the foreclosure date in order to enforce a deficiency against Trustor or any other party liable for the repayment of the Secured Obligations, the term "fair market value" shall include those matters required by law and shall also include the additional factors as follows:

                           (i)      The Mortgaged Property is to be valued "AS
IS, WHERE IS" and "WITH ALL FAULTS" and there shall be no assumption of restoration of or refurbishment of the Mortgaged Property after the date of foreclosure;

                           (ii)     There shall be an assumption of a prompt
resale of the Mortgaged Property for an all cash sales price by the purchaser at the foreclosure so that no extensive holding period should be factored into the determination of "fair market value" of the Mortgaged Property;

                           (iii)    An offset to the fair market value of the
Mortgaged Property, as determined hereunder, shall be made by deducting from such value the reasonable estimated closing costs relating to the sale of the Mortgaged Property including but not limited to brokerage commissions, title policy expenses, tax prorations, escrow fees, and other common charges which are incurred by a seller of real property similar to the Mortgaged Property; and

                           (iv)     After consideration of the factors required
by law and those required above (including the addition of any income to be generated by the Mortgaged Property), an additional discount factor shall be calculated based upon the estimated time it will take to effectuate a sale of the Mortgaged Property so that the "fair market value" as so determined is discounted to be as of the date of the foreclosure of the Mortgaged Property.

         Section 4.02. Application of the Rents or Proceeds from Foreclosure or Sale. The Rents and the proceeds of any sale (whether through a foreclosure proceeding or Beneficiary's exercise of the power of sale) shall be distributed and applied in accordance with the terms of the Intercreditor Agreement. Subject to the terms and provisions of the Intercreditor Agreement, there shall be allowed (and included in the decree for sale in the event of a foreclosure by judicial action) to be paid out of the Rents or the proceeds of such foreclosure proceeding and/or sale:

                  (a) Secured Obligations. All of the Secured Obligations and other sums secured hereby which then remain unpaid;

                  (b) Other Advances. All other items advanced or paid by Beneficiary pursuant to this Instrument, with interest thereon at the rate set forth in Clause 18.4 of the Intercreditor Agreement from the date of advancement; and

                  (c) Costs, Fees and Other Expenses. All court costs, reasonable in-house and outside attorneys' and paralegals' fees and expenses, costs of environmental surveys and guard or other security services, appraiser's fees, advertising costs, notice expenses, expenditures for documentary and expert evidence, stenographer's charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all abstracts of title, title searches and examinations, title guarantees, title insurance policies, surveys, and similar data with respect to title which Beneficiary may deem necessary. All such expenses shall become additional Secured Obligations and be immediately due and payable, with interest thereon at the rate set forth in Clause 18.4 of the Intercreditor Agreement, when paid or incurred by Beneficiary or Trustee in connection with any proceedings, including, but not limited to, probate and bankruptcy proceedings, to which Beneficiary or Trustee shall be a party, either as plaintiff, claimant or defendant, by reason of this Instrument or any indebtedness hereby secured or in connection with the preparations for the commencement of any suit for the foreclosure, whether or not actually commenced, or sale under the power of sale herein granted.

         Section 4.03. Cumulative Remedies; Delay or Omission Not a Waiver. Each remedy or right of Beneficiary shall not be exclusive of, but shall be in addition to, every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on the occurrence or existence of any Material Default or Enforcement Event shall impair any such remedy or right or be construed to be a waiver of any such Material Default or Enforcement Event or acquiescence therein, nor shall it affect any subsequent Material Default or Enforcement Event of the same or different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by Beneficiary. The acceptance by Beneficiary, any successor administrative agent or any secured party of any payment less than the amount of the Secured Obligation in question shall be deemed to be an acceptance on account only and shall not be construed as a waiver of any Material Default or Enforcement Event with respect thereto, and the acceptance by Beneficiary, any successor administrative agent or any secured party of any payment of, or on account of, any Secured Obligation shall not be deemed to be a waiver of any Material Default or Enforcement Event other occurrence hereunder or under any Relevant Documents with respect to any other Secured Obligation. If Beneficiary has proceeded to enforce any remedy or right hereunder or with respect hereto by foreclosure, sale, entry or otherwise, it may compromise, discontinue or abandon such proceeding for any reason without notice to Trustor or any other party (except any other agent, the Secured Creditors or the other secured parties to the extent required by any Relevant Documents); and, if any such proceeding shall be discontinued, abandoned or determined adversely for any reason, Trustor and Beneficiary shall retain and be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the lien hereof except to the extent any such adverse determination specifically provides to the contrary.

         Section 4.04. Beneficiary's Remedies against Multiple Parcels. If more than one property, lot or parcel is covered by this Instrument, and if this Instrument is foreclosed upon, or judgment is entered upon any Secured Obligations, or if Trustee effects a trustee's sale under power of sale, execution may be made upon or Trustee may effect a trustee's sale against any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or separately, and at different times or at the same time, and execution sales or trustee's sale herein granted may likewise be conducted separately or concurrently, in each case at Beneficiary's election.

         Section 4.05. No Merger. In the event of a foreclosure of this Instrument or any other mortgage or deed of trust securing the Secured Obligations, the Secured Obligations then due to the Beneficiary shall not be merged into any decree of foreclosure entered by the court, and Beneficiary may concurrently or subsequently seek to foreclose one or more other deeds of trust which also secure said Secured Obligations.

         Section 4.06. Waivers by Trustor. To the fullest extent permitted under applicable law, Trustor shall not assert, and hereby irrevocably waives, any right or defense Trustor may have under any statute or rule of law or equity now or hereafter in effect relating to (a) homestead exemption, extension, moratorium, stay, redemption, marshaling of the Mortgaged Property or the other assets of Trustor, sale of the Mortgaged Property in any order or notice of deficiency or intention to accelerate any Secured Obligation, (b) impairment of any right of subrogation or reimbursement, (c) any requirement that at any time any action must be taken against any other party, any portion of the Mortgaged Property or any other asset of Trustor or any other party, (d) any provision barring or limiting the right of Beneficiary to sell any Mortgaged Property after any other sale of any other Mortgaged Property or any other action against Trustor or any other party, (e) any provision barring or limiting the recovery by Beneficiary of a deficiency after any sale of the Mortgaged Property, (f) any other provision of applicable law which shall defeat, limit or adversely affect any right or remedy of Beneficiary or any secured party under or with respect to this Instrument or any other Relevant Documents as it relates to any Mortgaged Property, (g) the right of Beneficiary to foreclose this Instrument in its own name on behalf of all of the secured parties by judicial action as the real party in interest without the necessity of joining any secured party, or (h) the Guarantees, including, without limitation, notice of existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Trustor or the Issuer, Beneficiary or any Secured Creditor or on the part of any person whomsoever under the Intercreditor Agreement, this Instrument or any of the other Relevant Documents in connection with any obligation or evidence of indebtedness held by Beneficiary, as Security Trustee for the Secured Creditors, or held by any of the Secured Creditors. Appraisement of the Premises is hereby expressly waived, at the option of Beneficiary, which such option shall be executed prior to the time any judgment is tendered at foreclosure.

         Section 4.07. Jurisdiction and Process. (a) To the extent permitted under applicable law, in any suit, action or proceeding arising out of or relating to this Instrument or any other Relevant Documents insofar and only insofar as it relates to any Mortgaged Property, Trustor (i) irrevocably consents to the non-exclusive jurisdiction of any state or federal court sitting in which the Premises is located and irrevocably waives any defense or objection which it may now or hereafter have to the jurisdiction of such court or the venue of such court or the convenience of such court as the forum for any such suit, action or proceeding, and (ii) irrevocably consents to the service of (A) any process in accordance with applicable law in any such suit, action or proceeding, or (B) any notice relating to any sale, or the exercise of any other remedy by Beneficiary hereunder by mailing a copy of such process or notice by United States registered or certified mail, postage prepaid, return receipt requested to Trustor at its address specified in or pursuant to Section 5.01; such service to be effective in accordance with applicable law.

                  (b) Nothing in this Section shall affect the right of Beneficiary to bring any suit, action or proceeding arising out of or relating to this Instrument, or any other Relevant Documents in any court having jurisdiction under the provisions therein or applicable law or to serve any process, notice of sale or other notice in any manner permitted by this Instrument, the other Relevant Documents or applicable law.

         Section 4.08. Concerning Beneficiary. (a) Beneficiary is authorized to take all such action as is provided to be taken by it as Beneficiary hereunder and all such other action incidental thereto, subject to the terms and provisions of the Intercreditor Agreement. As to any matters not expressly provided for herein (including the timing and methods of realization upon the Mortgaged Property), Beneficiary shall, in addition, act or refrain from acting in accordance with the terms and provisions of the Intercreditor Agreement. Beneficiary shall not be responsible for the existence, genuineness or value of any of the Mortgaged Property or for the validity, perfection, priority or enforceability of the lien of this Instrument on any of the Mortgaged Property, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. Beneficiary shall have the right, but shall have no duty, to ascertain or inquire as to the performance or observance of any of the terms of this Instrument by Trustor.

                  (b) Beneficiary may, at any time, delegate by power of attorney or otherwise to any person(s) or entity(ies) the ability to exercise any or all of the rights, powers and discretions vested in it by this Instrument or appoint any person or entity to act as additional Beneficiary or as co-trustee for the purpose of this Instrument, in accordance with and subject to the terms of Clause 16 of the Intercreditor Agreement.

                  (c) In the event that Beneficiary acts as Trustor's attorney in fact or otherwise as its agent as provided for under this Instrument, Trustor shall ratify and confirm all things done and all documents executed by Beneficiary in the exercise or purported exercise of all or any of such powers or acts.

                                    ARTICLE V

                                  MISCELLANEOUS

         Section 5.01. Notices. Except as otherwise provided herein, all communication required or permitted to be given in connection with this Instrument shall be in writing, and shall be given or served in the manner and to the address, and deemed received, as provided in clause 20 of the Intercreditor Agreement. All communications to Trustee shall be sent to Trustee at:

                  if to Trustee:

                      Ward Williford
                      c/o First American Title Insurance Company
                      1909 Woodall Rodgers Freeway, Suite 410
                      Dallas, Texas 75201
                      Telecopier No.: (214) 303-0935

Trustee shall, from time to time, have the right to specify as the proper addressee and/or address for the purposes of this Instrument any other party or address in the United States upon giving five (5) days prior written notice in the manner herein prescribed. Trustor's mailing address, as set forth in the opening paragraph hereof or as changed pursuant to the provision hereof, is true and correct.

         Section 5.02. Extension of Payments and Other Modifications. Trustor agrees that, without affecting the liability of any person for payment of the Secured Obligations or affecting the lien of this Instrument upon the Mortgaged Property or any part thereof (other than persons or property explicitly released as a result of the exercise by Beneficiary or Trustee of their rights and privileges hereunder), Beneficiary may (without obligation), at any time and from time to time, on request of Trustor made in accordance with the terms and provisions of the Intercreditor Agreement, without notice to any person liable for payment of any Secured Obligations or to any other person or entity, extend the time, or agree to alter or amend the terms of payment of such Secured Obligations; provided, however, that such actions of Beneficiary are expressly limited by the terms and provisions of the Intercreditor Agreement. Trustor further agrees that any part of the security herein described may be released with or without consideration without affecting the remainder of the Secured Obligations, the remainder of the security or the lien of this Instrument.

         Section 5.03. Governing Law. Trustor agrees that this Instrument is to be construed, governed and enforced in accordance with the laws of the State. Wherever possible, each provision of this Instrument shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Instrument shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Instrument.

         Section 5.04. Satisfaction of Mortgage. Upon satisfaction of the conditions set forth in Section 5.3 of the Intercreditor Agreement, this conveyance or lien shall be null and void and, upon demand therefor following such satisfaction, a satisfaction of mortgage or reconveyance of the Mortgaged Property and any other documents required to release the lien of this Instrument shall promptly be provided by Beneficiary to Trustor, at Trustor's sole expense, without recourse to, or any representation or warranty by, the Beneficiary or any of its nominees.

         Section 5.05. Successors and Assigns Included in Parties. This Instrument shall be binding upon Trustor and upon the successors, assigns and vendees of Trustor and shall inure to the benefit of Beneficiary's successors and assigns and any principals it represents as agent; all references herein to Trustor and to Beneficiary or Trustee shall be deemed to include their successors and assigns and, as to Beneficiary, any principals it represents as agent. Trustor's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Trustor. Wherever used, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

         Section 5.06. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Trustor agrees, to the full extent permitted by law, that in case of an Enforcement Event, neither Trustor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, or extension laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Instrument or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereat, and Trustor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshalled upon any foreclosure of the lien hereof and agrees that Trustee, or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety. Trustor represents that it has been authorized to, and Trustor does hereby waive to the full extent permitted by law any and all statutory or other rights of redemption from sale under power of sale or from sale under any order or decree of foreclosure of this Instrument, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof.

         Section 5.07. Interpretation with Other Documents. Notwithstanding anything in this Instrument to the contrary, (a) in the event of a conflict or inconsistency between this Instrument and the provisions of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall govern, and (b) the exercise of any right or remedy by Beneficiary under this Instrument shall be done in accordance with and is subject to the terms and provisions of the Intercreditor Agreement.

         Section 5.08. Future Advances. The parties hereto intend that, in addition to any other debt or obligation secured hereby, this Instrument shall secure unpaid balances of loan advances and other extensions of credit made after this Instrument is delivered to the appropriate recording offices of the State, whether such advances or extensions of credit made are obligatory or otherwise, and such future advances or extensions of credit shall be secured to the same extent as if such advances or extensions of credit were made on the date hereof, although there may be no advance or extensions of credit made at the time of the execution hereof and although there may be no indebtedness outstanding at the time any advance or extension of credit is made. Such unpaid balances of loan advances and other extensions of credit may or may not be evidenced by notes executed pursuant to the applicable Relevant Documents.

         Section 5.09. Usury Savings. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under any such applicable law, then, and in that event, notwithstanding anything to the contrary in this Instrument, the Notes, the Indentures, the other Relevant Documents, and any other instrument or agreement entered into in connection therewith, whether now existing or hereafter arising and whether written or oral, it is agreed as follows:

                  (a) the aggregate of all interest and any other charges constituting interest or adjudicated as constituting interest and that is contracted for, charged or received under the Notes, the New Bonding Facility Agreement, or any other Relevant Document, or under any of the aforesaid instruments or agreements or otherwise in connection with the Notes, the New Bonding Facility Agreement, or any other Relevant Document (whether designated as interest, fees, late charges, payments or otherwise) shall under no circumstances exceed the maximum amount of interest permitted by any applicable usury law and any excess shall be cancelled automatically and, if theretofore paid, shall be credited on the Notes, the New Banking Facility Agreement and all the other obligations under the other Relevant Documents by Beneficiary in accordance with the Intercreditor Agreement (or, if the Notes, the New Banking Facility Agreement and all other obligations under the Relevant Document have been paid in full, refunded by the Secured Creditors to Trustor); and

                  (b) in the event that the maturity of the Secured Obligations is accelerated by reason of an Enforcement Event, then such consideration that constitutes interest may never include more than the maximum rate of interest permitted by any such applicable law computed from the dates of each advance of the loan proceeds outstanding until payment. If from any circumstance Beneficiary shall ever receive interest or any other charges constituting interest or adjudicated as constituting interest, the amount, if any, which would exceed the maximum rate of interest permitted by applicable usury law shall be applied to the reduction of the principal amount owing on the Notes, the New Bonding Facility Agreement and under the other Relevant Documents or on account of any other principal indebtedness Trustor and the Issuer under the Relevant Documents, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of the principal and such other indebtedness, the amount of such excessive interest that exceeds the unpaid principal and such other indebtedness shall be refunded to Trustor by the Secured Creditors.

                  All sums paid or agreed to be paid to Beneficiary for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law and the Intercreditor Agreement, be amortized, prorated, allocated and spread throughout the full term of such indebtedness so that the rate or amount of interest on account of any such indebtedness does not exceed the applicable usury ceiling.

         Section 5.10. Invalid Provisions to Affect No Others. In the event that any of the covenants, agreements, terms or provisions contained in this Instrument shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein or in any other Relevant Documents shall not be in any way affected, prejudiced or disturbed thereby. In the event that the application of any of the covenants, agreements, terms or provisions of this Instrument is held to be invalid, illegal or unenforceable, those covenants, agreements, terms and provisions shall not be in any way affected, prejudiced or disturbed when otherwise applied.

         Section 5.11. Changes. Neither this Instrument nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent permitted by law, any agreement hereafter made by Trustor and Trustee or Beneficiary relating to this Instrument shall be superior to the rights of the holder of any intervening lien or encumbrance.

         Section 5.12. Marshalling of Assets. Notice is hereby given that no holder of any mortgage, lien or other encumbrance affecting all or a part of the Mortgaged Property which is inferior to the lien of this Instrument shall have any right to require Beneficiary to marshal assets.

         Section 5.13. Trustee's Rights Regarding the Mortgaged Property. At any time or from time to time, without liability therefor and without notice, upon written request of Beneficiary, payment of its fees and presentation of this Instrument without affecting the liability of any person for the payment of the Secured Obligations, Trustee may (a) consent to the making of any map or plot of the Land, (b) join in granting any easement or creating any restriction thereon, (c) join in any subordination or other agreement, affecting this Instrument or the lien or charge thereof, or (d) reconvey or release from the lien of this Instrument, without warranty, all or any part of the Mortgaged Property.

         Section 5.14. Time of Essence. Time is of the essence with respect to the provisions of this Instrument.

         Section 5.15. Appointment of Successor Trustee. At the option of Beneficiary, with or without any reason, and from time to time, a successor or substitute trustee may be appointed by Beneficiary or any successor in ownership of any indebtedness secured hereby, without any formality other than a designation in writing of a successor or substitute trustee, who shall, without conveyance from Trustee predecessor, thereupon become vested with and succeed to all the title, estate, powers and duties given to Trustee herein named, the same as if the successor or substitute trustee had been named original Trustee herein; and such right to appoint a successor or substitute trustee shall exist as often and whenever Beneficiary desires. An instrument, executed by Beneficiary and duly acknowledged and recorded in the office of the recorder of the county or counties where the Mortgaged Property is situated, shall be conclusive proof of proper substitution of such successor trustee or trustees. Said instrument should contain the name of the original Trustor, Trustee and Beneficiary hereunder, the recording information where this Instrument is recorded and the name and address of the new trustee.

         Section 5.16. Relevant Documents Revisions. In this Instrument, references to this Instrument or to easement agreements, Leases, the Intercreditor Agreement, and any other Relevant Documents include all amendments, supplements, consolidations, replacements, restatements, extensions, renewals and other modifications, to the extent applicable, and any refinancings and refundings thereof, in whole or in part.

         Section 5.17. WAIVER OF JURY TRIAL. TRUSTOR AND BENEFICIARY EXPRESSLY AND VOLUNTARILY WAIVE ANY AND ALL RIGHTS, WHETHER ARISING UNDER THE UNITED STATES OR ANY STATE CONSTITUTION, ANY RULES OF CIVIL PROCEDURE, COMMON LAW OR OTHERWISE, TO DEMAND A TRIAL BY JURY IN ANY ACTION, LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS INSTRUMENT OR THE OTHER RELEVANT DOCUMENTS, ANY AGREEMENTS ARISING UNDER OR RELATING TO THIS INSTRUMENT, ANY MORTGAGED PROPERTY SECURING THE SECURED OBLIGATIONS, OR THE DEALINGS OR RELATIONSHIPS BETWEEN TRUSTOR AND BENEFICIARY. NEITHER TRUSTOR NOR BENEFICIARY, INCLUDING ANY ASSIGNEE OR SUCCESSOR OF TRUSTOR OR BENEFICIARY, SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION. NEITHER TRUSTOR NOR BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION WHEN A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER TRUSTOR NOR BENEFICIARY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         Section 5.18. Reduction of Secured Amount. In the event that the maximum principal amount secured by this Instrument is less than the aggregate Secured Obligations then the amount secured hereby shall be reduced only by the last and final sums that Trustor repays with respect to the Secured Obligations and shall not be reduced by any intervening repayments of the Secured Obligations. So long as the balance of the Secured Obligations exceeds the amount secured hereby, any payments of the Secured Obligations shall not be deemed to be applied against, or to reduce, the portion of the Secured Obligations secured by this Instrument. Such payments shall instead be deemed to reduce only such portions of the Secured Obligations as are secured by deeds of trust or mortgages encumbering real property located outside the State which secure the entire Secured Obligations (except to the extent, if any, that specific deeds of trust or mortgages in such states contain specific limitations on the amount secured).

         Section 5.19. FINAL AGREEMENT. THIS DEED OF TRUST REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT

ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THE NOTICE GIVEN UNDER THIS PARAGRAPH IS PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, this Instrument is executed as of the day and year first above written by the person or persons identified below on behalf of Trustor (and said person or persons hereby represent that they possess full power and authority to execute this Instrument).

                                          TRUSTOR:

Attest:                                   MARCONI COMMUNICATIONS, INC.
                                          a Delaware corporation

By: __________________________________    By: __________________________________
    Name:  GLENN R. HACKER                    Name:  PATRICIA A. HOFFMAN
    Title: ASSISTANT SECRETARY                Title: AUTHORIZED SIGNATORY

STATE OF ILLINOIS  )
                     :
DU PAGE COUNTY     )

                  I, TERESA M. DARZINS a Notary Public for said County and State, hereby certify that Patricia A. Hoffman personally appeared before me this day and acknowledged that she is an Authorized Signatory of MARCONI COMMUNICATIONS, INC., a Delaware corporation, and that, by authority duly given and as an act of the corporation, the foregoing instrument was signed by its Authorized Signatory and attested by GLENN R. HACKER as its Assistant Secretary.

                  Witness my hand and official seal, this 15TH day of May, 2003.

                                    Notary Public TERESA M. DARZINS

My commission expires: 5/19/03
[Notarial Seal/Stamp]

(OFFICIAL SEAL TERESA M. DARZINS)

                                    EXHIBIT A

                              Intersection of Freeport Parkway and Sterling Road
                                                                   Irving, Texas
                                                            Dallas County, Texas

                        Legal Description of the Premises

Being Lot 4R2, in Block A, of DFW FREEPORT ADDITION, an Addition to the City of Irving, Texas, according to the Map thereof recorded in Volume 2000229, Page 506, of the Map Records of Dallas County, Texas.

                                    EXHIBIT B

                           Permitted Title Exceptions

1.   Shortages in Area.

2. Standby fees, taxes and assessments by any taxing authority for the year 2003, and subsequent years; but not those taxes or assessments for prior years because of an exemption granted to a previous owner of the property under Section 11.13, Texas Tax Code, or because of improvements not assessed for a previous tax year.

3. Restrictive covenants recorded in Volume 79212, Page 2965, Deed Records of Dallas County, Texas. Together with Supplements recorded in Volume 81169, Page 1478, Deed Records, Dallas County, Texas, recorded in Volume 81202, Page 978, Deed Records, Dallas County, Texas, and amendments recorded in Volume 82129, Page 999, Deed Records, Dallas County, Texas, Volume 82215, Page 3396, Deed Records, Dallas County, Texas, Volume 84106, Page 4294, Deed Records, Dallas County, Texas, Volume 95157, Page 960, Deed Records, Dallas County, Texas. Volume 97106, Page 4931, Deed Records, Dallas County, Texas. As affected by Waivers recorded in Volume 84025, Page 4209, Deed Records, Dallas County, Texas and Volume 84025, Page 5213, Deed Records, Dallas County, Texas.

4. Easement granted by Hunt Investment Corporation to the City of Irving, filed 5/20/1980, recorded in Volume 80101, Page 1966, Deed Records of Dallas County, Texas, and as shown on survey of Raymond L. Goodson, Jr., Inc. Consulting Engineers, certified to by G. Richard Busby, R.P.L.S. #4111, dated 7/28/2000, last revised 11/16/2000.

5. Terms and conditions of Ordinance No. 71-100, entitled Airport Zoning Ordinance of the Dallas-Fort Worth Regional Airport, filed September 2, 1982, recorded in Volume 82173, Page 178, Deed Records of Dallas County, Texas. As noted on survey of Raymond L. Goodson Jr., Inc. Consulting Engineers, certified to by G. Richard Busby, R.P.L.S. #4111, dated 7/28/2000, revised 11/16/2000.

6. Thirty foot building setback line, fifteen foot utility easement, fifty foot building setback line and thirty seven and one-half foot drainage and underground utility easement as shown on the plat recorded in Volume 2000229, Page 506, Map Records of Dallas County, Texas. As shown on survey of Raymond L. Goodson Jr., Inc. Consulting Engineers, certified to by G. Richard Busby, R.P.L.S. #4111, dated 7/28/2000, revised 11/16/2000.

7. Terms, provisions, conditions, obligations, assessments and liens contained in instrument recorded in Volume 79212, Page 2965, Deed Records of Dallas County, Texas, which states that assessment liens are subordinate to purchase money liens. Together with Supplements recorded in Volume 81169, Page 1478, Deed Records, Dallas County, Texas, recorded in Volume 81202, Page 978, Deed Records, Dallas County, Texas, and Amendments recorded in Volume 82129, Page 999, Deed Records, Dallas County, Texas, recorded in Volume 82215, Page 3396, Deed Records, Dallas County, Texas, recorded in Volume 84106, Page 4294, Deed Records, Dallas County, Texas, recorded in Volume 95157, Page 960, Deed Records, Dallas County, Texas, recorded in Volume 97106, Page 4931, Deed Records, Dallas County, Texas.

8. Consequences, if any, of the encroachment of the asphalt parking over the southwest property line, as shown on survey of Raymond L. Goodson Jr., Inc. Consulting Engineers, certified to by G. Richard Busby, R.P.L.S. #4111, dated 7/28/2000, revised 11/16/2000.

9. Assignment of Rents dated May ___, 2003 and effective May 19, 2003 by Marconi Communications, Inc. to The Law Debenture Trust Corporation p.l.c., a public limited company organized under the laws of England and Wales (together with any co-trustee, co-agent or other entity appointed pursuant to Clause 16 of the Intercreditor Agreement (as defined in the insured mortgage), in its capacity as security trustee for the "Secured Creditors" (as defined in the Intercreditor Agreement), their successors and/or assigns as their interests may appear, to be recorded in Dallas County.

10. UCC Financing Statement from Marconi Communications, Inc., as debtor, to The Law Debenture Trust Corporation p.l.c., as security trustee, to be filed in Dallas County.

                                       B-2